Exhibit 99.1

NeuLion Appoints Ed Goren to Board of Directors

PLAINVIEW, NY— August 2, 2017 - NeuLion, Inc. (TSX: NLN), a leading technology product and service provider that specializes in the digital video broadcasting, distribution and monetization of live and on-demand content to Internet-enabled devices, today announced that the Company’s Board of Directors has appointed Ed Goren to serve as a director, effective August 2, 2017.  Mr. Goren’s appointment increases the size of NeuLion’s Board of Directors to 10 members.

“Ed Goren’s extensive experience with, and deep knowledge of, the entertainment and sports television industry well suit him to make a significant contribution to NeuLion’s Board of Directors,” said Nancy Li, Executive Chair of NeuLion.  “We welcome Ed as a new director and anticipate many benefits from his insights.”

Mr. Goren, a 47-time Emmy Award winner whose sports career spans more than five decades, is currently the President of Goren Media Group, a TV sports consulting business.  Mr. Goren joined FOX in 1994 to help launch FOX Sports and served as FOX Sports’ Executive Producer through July 2014.  He also served as Vice Chairman of FOX Sports Media Group from May 2010 through July 2014.  During his tenure at the network, Mr. Goren oversaw all aspects of FOX Sports’ production, hiring some of the top sports broadcasting talent in the country and spearheading the division’s strategy of pursuing major event programming.

From 1991 until 1994, Mr. Goren was Senior Producer at CBS Sports, where he worked on nearly every sport the network broadcast.  In 1990, he was the producer of CBS Sports’ Major League Baseball studio program.  From 1986 through 1989, he was the producer of CBS Sports’ The College Football Report and the annual Heisman Trophy Award presentation.  Other credits at CBS Sports include serving as producer of National Football League, National Basketball League and National Collegiate Athletic Association basketball broadcasts.  He joined CBS Sports in 1975 as a coordinating producer for CBS Sports Spectacular, the network’s sports anthology series, having started at CBS in 1966 as a copy boy in the news division.

Mr. Goren was inducted into the Broadcasting & Cable Hall of Fame in October 2011 and the Sports Broadcasting Hall of Fame in December 2012.

“Throughout my career, I’ve always looked to elevate the viewing experience for the audience,” said Mr. Goren.  “Today, technology has fundamentally changed the relationship consumers have with television, and NeuLion is leading this change by helping content owners deliver and personalize their OTT video experiences.  It’s exciting for me to be part of their team.”

About NeuLion

NeuLion, Inc. (TSX: NLN) offers solutions that power the highest quality digital experiences for live and on-demand content in up to 4K on any device.  Through its end-to-end technology platform, NeuLion enables digital video management, distribution and monetization for content owners worldwide including the NFL, NBA, World Surf League, Univision Deportes, Euroleague Basketball and others.  NeuLion powers the entire video ecosystem for content owners and rights holders, consumer electronic companies, and third party video integrators through its MainConcept business.  NeuLion’s robust consumer electronics licensing business enables its customers like Sony, LG, Samsung and others to stream secure, high-quality video seamlessly across their consumer devices. NeuLion is headquartered in Plainview, NY.  For more information about NeuLion, visit www.NeuLion.com.

Forward-Looking Statements

Certain statements herein are forward-looking statements and represent NeuLion’s current intentions in respect of future activities.  Forward-looking statements can be identified by the use of the words “will,” “expect,” “seek,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” and “intend,” statements that an event or result “may,” “will,” “can,” “should,” “could,” or “might” occur or be achieved, and other similar expressions.  These statements, in addressing future events and conditions, involve inherent risks and uncertainties.  Although the forward-looking statements contained in this release are based upon what management believes to be reasonable assumptions, NeuLion cannot assure readers that actual results will be consistent with these forward-looking statements.  These forward-looking statements are made as of the date of this release and NeuLion assumes no obligation to update or revise them to reflect new events or circumstances, except as required by law.  Many factors could cause NeuLion’s actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including:  our ability to derive anticipated benefits from the acquisition of Saffron Digital Limited; our ability to realize some or all of the anticipated benefits of our partnerships; our ability to increase revenue; general economic and market segment conditions; our customers’ subscriber levels and financial health; our ability to pursue and consummate acquisitions in a timely manner; our continued relationships with our customers; our ability to negotiate favorable terms for contract renewals; competitor activity; product capability and acceptance rates; technology changes; regulatory changes; foreign exchange risk; interest rate risk; and credit risk.  These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements.  A more detailed assessment of the risks that could cause actual results to materially differ from current expectations is contained in the “Risk Factors” section of NeuLion’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is available on www.sec.gov and filed on www.sedar.com.

CONTACT INFORMATION

Press Contact: Chris Wagner | chris.wagner@neulion.com | +1 516 622 8357

Investor Relations Contact: Rob Kelly| rob.kelly@loderockadvisors.com | +1 416 992 4539